Exhibit 8.2

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
R. Scott Van Vooren
Richard A. Davidson
Michael P. Byrne
Theodore F. Olt III
Judith L. Herrmann
Joseph C. Judge
Jason J. O'Rourke
Troy A. Howell
Mikkie R. Schiltz
Diane E. Puthoff
Wendy S. Meyer
Ian J. Russell
Benjamin J. Patterson
Douglas R. Lindstrom, Jr.
Abbey C. Furlong
Samuel J. Skorepa
Kurt P. Spurgeon
Joshua J. McIntyre
Brett R. Marshall
Timothy B. Gulbranson
Alexander C. Barnett
Eric M. Hartmann
Maegan M. Gorham
Grace E. Mangieri
David C. Waterman*

220 North Main Street, Suite 600

Davenport, Iowa 52801-1953

Telephone (563) 324-3246

Fax (563) 324-1616

Writer's Direct Dial: (563) 333-6630

E-Mail Address: bmarshall@l-wlaw.com

www.L-WLaw.com

May 16, 2022

Jenny L. Juehring
Michelle M. Weiser**

Registered Patent Attorney

Kathryn E. Cox±*

Of Counsel

Thomas N. Kamp*
C. Dana Waterman III*

James A. Mezvinsky*
David A. Dettmann*
Terry M. Giebelstein
Robert V. P. Waterman, Jr.
Edmund H. Carroll
Diane M. Reinsch*

Jeffrey B. Lang
Courtney M. Kay-Decker
Kyle R. Day

Admitted in Iowa and Illinois

      * Only Admitted in Iowa
   **Admitted in New York
   ± Admitted in Florida

Illinois Office
3551 7th Street, Suite 110
Moline, IL  61265

JOHN DEERE CAPITAL CORPORATION
10587 Double R Blvd, Suite 100
Reno, Nevada 89521

JOHN DEERE RECEIVABLES LLC

10587 Double R Blvd, Suite 100

Reno, Nevada 89521

Re: REGISTRATION STATEMENT ON FORM SF-3

Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Receivables LLC, a Nevada limited liability company (“Deere Receivables”), in connection with the Registration Statement on Form SF-3, as amended (the “Registration Statement”), filed by Deere Receivables with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the Prospectus included in the Registration Statement (collectively the “Documents”). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

We hereby confirm that the statements set forth in the Prospectus forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS”accurately describe the material Iowa income tax consequences to holders of the Notes and the Certificates.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES LLC

May 16, 2022

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Prospectus, and we hereby consent to the use of our name therein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ LANE & WATERMAN LLP

LANE & WATERMAN LLP